UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 28, 2008

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-20574 (Commission File Number)	51-0340466 (IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — OTHER EVENTS

ITEM 8.01  OTHER EVENTS

In a press release dated February 28, 2008, The Cheesecake Factory Incorporated announced that it will open The NASDAQ Stock Market on March 5, 2008 to commemorate the 30th anniversary of The Cheesecake Factory.  The Company’s first restaurant opened in Beverly Hills, California on February 25, 1978.

In addition, the Company will present at the Bear Stearns 14th Annual Retail, Restaurants & Consumer Conference on March 6, 2008 in New York City at 8:15 a.m. Eastern Time.   David Overton, Chairman and CEO, and Michael Dixon, Senior Vice President and CFO, will be presenting on behalf of the Company.

The presentation will be webcast on the Company’s website at thecheesecakefactory.com and can be accessed by clicking on the “Investors” link from the home page and the webcast link at the top of the page.  An archive of the webcast will be available following the live presentation through April 7, 2008.

The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits

99.1        Press release dated February 28, 2008 entitled, “The Cheesecake Factory to Present at the Bear Stearns 14th Annual Retail, Restaurants & Consumer Conference”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2008	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ MICHAEL J. DIXON
Michael J. Dixon
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated February 28, 2008 entitled, “The Cheesecake Factory to Present at the Bear Stearns 14th Annual Retail, Restaurants & Consumer Conference”